ELTRAX SYSTEMS PTY LTD

                         AREMISSOFT AUSTRALIA PTY LIMITED


                             AREMISSOFT CORPORATION


                            ELTRAX INTERNATIONAL, INC


                             VERSO TECHNOLOGIES, INC


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                            DEED OF SALE AND PURCHASE
                                   OF BUSINESS

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                            CORRS CHAMBERS WESTGARTH
                                     Lawyers
                        Level 32, Governor Phillip Tower
                                 1 Farrer Place
                                 SYDNEY NSW 2000
                                    AUSTRALIA
                               Tel: (02) 9210 6500
                               Fax: (02) 9210 6611
                                 DX: 133 SYDNEY

                                      Ref:

                                    S/1096829


                                    CONTENTS


1          INTERPRETATION............................................................................................1
           1.1       Definitions.....................................................................................1
           1.2       Construction....................................................................................6
           1.3       Headings........................................................................................7

2          TRANSACTION...............................................................................................7
           2.1       Sale and purchase of the Business...............................................................7
           2.2       Assumed Liabilities.............................................................................7
           2.3       Representations.................................................................................7
           2.4       Inconsistency...................................................................................8
           2.5       Purchase Price apportionment....................................................................8

3          PURCHASE PRICE............................................................................................8
           3.1       Time and manner of payment......................................................................8

4          COMPLETION................................................................................................8

5          AGREEMENT TO ACQUIRE FOREIGN OPERATIONS...................................................................8

6          CONDITIONS TO COMPLETION..................................................................................8
           6.1       Conditions to obligation of Purchaser...........................................................8
           6.2       Conditions to obligation of the Vendor.........................................................10

7          EMPLOYEES................................................................................................10
           7.1       Offers of Employment...........................................................................10
           7.2       Vendor's Obligation to Transferring Employees..................................................11
           7.3       Purchasers Obligation to Transferring Employees................................................11
           7.4       Indemnity......................................................................................11

8          COVENANTS OF THE PURCHASER...............................................................................11
           8.1       Affirmative Covenants..........................................................................11
           8.2       Cooperation....................................................................................12
           8.3       Expenses.......................................................................................12
           8.4       Publicity......................................................................................12
           8.5       Cooperation....................................................................................12

9          covenants of the vendor..................................................................................13
           9.1       Affirmative covenants..........................................................................13
           9.2       Covenant not to compete........................................................................13
           9.3       Access and information.........................................................................13
           9.4       No solicitation................................................................................14
           9.5       Conduct of Business pending the Transactions...................................................14
           9.6       Cooperation....................................................................................15
           9.7       Expenses.......................................................................................16
           9.8       Publicity......................................................................................16
           9.9       Updating the Schedules and Disclosure Documents................................................16
           9.10      Payment of Unassumed Liabilities...............................................................16



10         INDEMNITY BY Vendor......................................................................................16

11         INDEMNITY BY PURCHASER AND PURCHASER'S GUARANTOR.........................................................17

12         Remedies.................................................................................................17
           12.1      Procedures.....................................................................................18
           12.2      Negotiation....................................................................................18
           12.3      Failure to Respond.............................................................................18
           12.4      Co-operation...................................................................................18
           12.5      Initial Limitation.............................................................................19
           12.6      Aggregate Limitation...........................................................................19
           12.7      Available Insurance Limitation.................................................................19
           12.8      Accounts Adjustment Limitation.................................................................19
           12.9      Application of Indemnification Provisions......................................................20

13         PURCHASER'S GUARANTOR....................................................................................20

14         TERMINATION..............................................................................................20

15         AMENDMENT................................................................................................21

16         WAIVER...................................................................................................21

17         RELIEF...................................................................................................21

18         WARRANTOR'S OBLIGATIONS..................................................................................21
           18.1      Guarantee......................................................................................21
           18.2      Indemnity......................................................................................22
           18.3      Guarantee not to be affected...................................................................22
           18.4      Continuing guarantee...........................................................................22
           18.5      No competition.................................................................................22
           18.6      Guarantee in addition to other rights of the Purchaser.........................................22
           18.7      Representations by the Warrantor...............................................................23

19         GST......................................................................................................23
           19.1      Definitions....................................................................................23
           19.2      Sums exclude GST...............................................................................23
           19.3      Responsibility for GST.........................................................................23
           19.4      Supply of going concern........................................................................23
           19.5      Reimbursement of expenses......................................................................24
           19.6      Tax invoice....................................................................................24

20         GENERAL PROVISIONS.......................................................................................24
           20.1      Collection of Accounts Receivable..............................................................24
           20.2      Arbitration....................................................................................25
           20.3      Notices........................................................................................25
           20.4      Interpretation.................................................................................26
           20.5      Survival of Representations and Warranties.....................................................26
           20.6      Miscellaneous..................................................................................26



SCHEDULE 1 - WARRANTIES.............................................................................................28

1          REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................................................30

2          REPRESENTATIONS AND WARRANTIES OF THE VENDOR.............................................................31

SCHEDULE 2 - DISCLOSURE DOCUMENT....................................................................................41

SCHEDULE 3 - ACCOUNTS...............................................................................................43

SCHEDULE 4 - EMPLOYEES..............................................................................................44


THIS DEED is made on                                          2000


BETWEEN  Eltrax  Systems  Pty Ltd ACN 053  993  025 a  company  incorporated  in
     Australia of, Unit A, Level 2, 15 Rodborough Road, Frenchs Forest, New South Wales ("Vendor")

AND AREMISSOFT Australia Pty Limited ACN 094 649 377 a company incorporated in Australia of Unit A, Level 2, 15 Rodborough Road, Frenchs Forest, New South Wales ("Purchaser")

AND AremisSoft Corporation of 216 Haddon Avenue, Suite 607, Westmont NJ 08108 ("Purchaser Guarantor")

AND Eltrax International Inc and Verso Technologies Inc. both of 400 Galleria Parkway, Suite 300, Atlanta, GA 30339 ("Warrantor")

-RECITALS:

A    The Vendor is the owner of and carries on the Business.

B The Vendor desires to sell the Business including the Goodwill as a going concern and the Purchaser has agreed to purchase the Business for the Purchase Price on the terms of this Agreement.

C To induce the Purchaser to enter into this document the Vendor and the Warrantor have made representations to the Purchaser in the terms of the Warranties with the intention that the Purchaser should rely upon the Warranties.

D. To induce the Vendor to enter into this document the Purchaser has made representations to the Vendor in terms of the Warranties with the intention that the Vendor should rely upon the Warranties

E The Warrantor has agreed to guarantee the performance by the Vendor of the Vendor's obligations under this Agreement in consideration of the Purchaser entering into this Agreement.

F    The  Purchaser's  Guarantor has agreed to guarantee the  performance by the
     Purchaser  of  the   Purchaser's   obligations   under  the   Agreement  in
     consideration of the Vendor entering into the Agreement.

it is agreed

1    INTERPRETATION

1.1  Definitions

     In this Agreement:

"Accounting Standards" means:

(a)  the accounting standards as defined in the Corporations Law;

(b) where not inconsistent with the accounting standards referred to in paragraph (a) Australian Accounting Standards; and

(c) where not inconsistent with the accounting standards referred to in paragraph (a) or Australian Accounting Standards, generally accepted accounting principles and practices in Australia consistently applied.

"Accounts" means profit and loss accounts and balance sheet of the Vendor and includes all statements, reports and notes attached to or intended to be read with any of those profit and loss accounts or balance sheets and where appropriate:

(a) financial statements required under Division 4 of Part 3.6 of the Corporations Law;

(b) a copy of the director's statement under section 301 of the Corporations Law; and

(c)  a copy of the auditor's report under section 332 of the Corporations Law,

a copy of which comprises Schedule 3

"Accounts Date" means 30 September 2000.

"Agreement" means this Agreement for the Purchase and Sale of Assets, including all of the Schedules specifically referred to in this Agreement that are or have been delivered by a party to this Agreement to another party in connection with the Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement.

"Assets" means all assets used in the Business including without limitation:

(a)  the Intellectual Property;

(b)  the Software Products; and

(c)  all  other  assets  of  the  Vendor,   tangible  or  intangible  (including
     contractual warranty, and other rights), the use or value of which is related to the assets so identified.

"Assumed Liabilities" means those known Liabilities reflected in the accounting records of the Vendor to be assumed by the Purchaser pursuant to this Agreement, consisting of those known and absolute Liabilities reflected in the Balance Sheet, effected through the operation of the Business in the ordinary course and no other Liabilities.

"Australian Accounting Standards" means the accounting standards issued by the Institute of Chartered Accountants in Australia and the Australian Society of Certified Practising Accountants.

"Balance Sheet" means the Balance Sheet as at 30 September 2000 included with the Accounts and as set out in Schedule 3.

"Balance Sheet Gains" means any realisation with respect to any current Asset in excess of its value as reflected in the Accounts (as adjusted to account for any ordinary course changes prior to the Completion Date), or any positive realisation with respect to any liability reflected in the Accounts (as adjusted to account for any ordinary course changes prior to the Completion Date).

"Business" means the Vendor's development and distribution of software and hardware for the hospitality industry and associated businesses as at the date of this agreement.

"Business Day" means a day on which trading banks are open for general banking business in Sydney, Australia and Atlanta, United States of America.

"Completion" means completion of the sale and purchase of the Business in accordance with the terms of this Agreement.

"Completion Date" means the date on which the sale and purchase of the Business is completed, in accordance with clause 2.1.

"Corporations Law" means the Corporations Law and the Corporations Regulations in each Australian jurisdiction and (where the context so permits) includes any statute, ordinance, code or any prior corresponding legislation.

"Disclosure Document" means the document delivered by the Vendor to the Purchaser containing certain disclosures relative to this Agreement, a copy of which is attached as Schedule 2.

"Employees" means all the employees of the Vendor engaged in the Business including, those listed in Schedule 4.

"Entity" means a corporation, partnership, sole proprietorship, joint venture, or other form of organisation formed for the conduct of a business, whether passive or active.

"Guarantee" means the guarantee and indemnity granted by the Warrantor to the Purchaser by clause 18.

"Guarantee and Indemnity" means the guarantee and indemnity granted by the Warrantor to the Purchaser in accordance with clause18.

"Intellectual Property" means all Software Products (including but not limited to, all versions, renewals, modifications and extensions of any Software Product), patents, applications, trade and service marks, trade and service mark registrations, business names, copyrights, licenses, sub-licenses, inventions, trade secrets, technology, know-how, domain names, customer lists, prospect lists and other similar intangible property.

"Inventories" means the stock of raw materials, work in progress and finished goods, including but not limited to finished goods purchased for resale, held by the Vendor for manufacturing, assembly, processing, finishing, sale or resale to others from time to time in the ordinary course of business of the Vendor in the form in which such inventories are then held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining and the like.

"Liabilities" at any point in time ("The Determination Time"), the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time.

"Loss" means any loss (including loss of profit and loss of expected profit), claim, action, liability, damage, cost, charge, expense, diminution in value or deficiency of any kind or character which the Purchaser pays, suffers or incurs or is liable for including, without limitation:

     (i)  all liabilities on account of Taxes;

     (ii) all interest and other amounts payable to third parties; and

     (iii) all legal(on a full indemnity basis) and other expenses incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability and all amounts paid in settlement of claim or action.

"Principal Agreement" means the Agreement for the Purchase and Sale Assets between AremiSsoft Corporation, a Delaware Corporation as Purchaser, Eltrax Systems, Inc, a Minnesota Corporation and Eltrax Hospitality Group, Inc., a Georgia Corporation, as Seller and dated on or about the date of this Agreement.

"Projections" means the projections of economic results of the Business prepared by the Vendor on a monthly basis through 31 December 2000 and delivered to the Purchaser pursuant to the terms of this Agreement. Such Projections include, separately and consolidated, projected financial results for each separate business operation of the Business.

"Property Plant and Equipment" means all property plant and equipment used in the Business and reflected in the Balance Sheet.

"Proprietary Rights" means trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed created or owned by the Vendor in connection with the Assets or used by the Vendor in connection with its business, whether or not the same are entitled to legal protection.

"Purchase Price" means USD$300,000.00.

"Receivables" means accounts receivable, notes receivable and other obligations appearing as assets in the books of the Vendor, and customarily reflected as assets in the Accounts of the Vendor prepared in accordance with Australian Accounting Standards, indicating monies owed to the Vendor.

"Related Transaction" means the sale by Verso Technologies Inc and Eltrax Hospitality Systems Inc of its assets and liabilities of its operations currently conducted in the foreign jursidictions of Belgium (Eltrax Group Inc), Hong Kong (Eltrax Hospitality Ltd), Malayasia (Eltrax Malayasia) SBD. HD, Norway (Eltrax Systems Scandanavia AS), Singapore (Eltrax Systems Pty Ltd), Switerland (Eltrax Holdings AG) and the United Kingdom (Eltrax UK Limited).

"Software Products" means any instruction or instructions, in source code, or object code format, for controlling the operation of any computer processing unit together with all user documentation related thereto, and the Great Plains Software Australasian Partnership Agreement between Sulcus Australia Pty Ltd and Great Plains Software Pty Ltd.

"Taxes" includes:

     (a) all taxes levied, imposed or assessed under the Income Tax Assessment Act or any other statute, ordinance or law, in Australia or elsewhere; and

     (b) taxes in the nature of sales tax, consumption tax, value added tax, payroll tax, group tax, PAYE, undistributed profits tax, fringe benefits tax, recoupment tax, withholding tax, land tax, water rates, municipal rates, stamp duties, gift duties or other state, territorial goods and services tax, Commonwealth or municipal charges or impositions levied, imposed or collected by any government body together with any additional tax, interest, penalty, charge, fee or other amount of any kind assessed, charged or imposed in relation to the non, late or short payment of the same or the failure to file any return.

"Transaction" means the sale of the Assets, and the assumption of the Assumed Liabilities, for the Purchase Price as provided for, and subject to the terms and conditions of this Agreement.

"Transferring Employee" means all of the Employees of the Vendor who accept the Purchaser's offer of employment.

"Unaudited  Financial  Statements"  means the Balance  Sheet as at 30  September
2000, the financial statements for the period ended 31 December 1999 and the related notes prepared for the Business, but excluding the Excluded Assets, prepared in accordance with Australian Accounting Standards.

"US Transaction" means the Agreement for the Sale and Purchase of Assets between AremisSoft Corporation, a Delaware Corporation, as Purchaser, Eltrax Systems, Inc,. a Minnesota corporation, and Eltrax Hospitality Group Inc., a Georgia Corporation, as Seller.

"Warranties" means all of the representations of the Vendor and the Purchaser in this document including those set out in Schedule 1.

1.2  Construction

     Unless expressed to the contrary:

     (a)  words importing:

          (i)  the singular include the plural and vice versa;

          (ii) any gender includes the other genders;

     (b) if a word or phrase is defined cognate words and phrases have corresponding definitions;

     (c)  a reference to:

          (i) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

          (ii) a person includes its legal personal representatives, successors and assigns;

          (iii)a statute,  ordinance, code or other law includes regulations and
               other  statutory   instruments   under  it  and   consolidations,
               amendments, re-enactments or replacements of any of them;

          (iv) a right includes a benefit, remedy, discretion, authority or power;

          (v) an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;

          (vi) provisions or terms of this document or another document, agreement, understanding or arrangement include a reference to both express and implied provisions and terms;

          (vii) time is to local time in Sydney, Australia;

         (viii)"USD$" or "US dollars" is a reference to the lawful currency of the United States;

          (ix) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmissions; and

          (x) any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them.

     (d) a reference to this document includes all schedules, annexures and appendices referred to in it;

     (e) the Warranties are to be construed separately, and the meaning of each Warranty is in no way limited by reference to any other covenant, warranty or representation contained in this document; and

     (f) no written statement by or on behalf of the Vendor or any third party or state of knowledge of the Purchaser contrary to the Warranties other than the Disclosure Letter is to result in or cause the waiver of any or all of the Warranties.

1.3  Headings

     Headings do not affect the interpretation of this document.

2    transaction

2.1  Sale and purchase of the Business

     On the Completion Date subject in all instances to each of the terms and conditions contained in this Agreement, the Vendor shall sell, transfer, convey, and assign to the Purchaser, by instruments reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall acquire from the Vendor, the Assets, and shall assume the Assumed Liabilities, and only those Liabilities, in exchange for the Purchase Price.

2.2  Assumed Liabilities

     (a) The parties agree that the Purchaser is not assuming, becoming liable for, or agreeing to discharge or in any manner becoming in any way responsible for any of the Liabilities of the Vendor other than the Assumed Liabilities. The Purchaser hereby agrees to pay, perform, or discharge all of the Assumed Liabilities.

     (b)  The  Purchaser  agrees that its  obligation  to pay and  discharge the
          Assumed   Liabilities   is  continuing   and  will  not  merge  or  be
          extinguished on Completion.

2.3  Representations

     The Vendor:

     (a) represents that the Assets are all the assets reasonably necessary for the conduct of the Business in the ordinary course (exclusive of working capital) in the same manner as that in which such business has been conducted in the immediate past, including, without limitation, all Proprietary Rights, Software Products and Intellectual Property used in the ordinary conduct of the Business and all contract, warranty, and other intangible rights relating to or arising out of the Business;

     (b) represents that, prior to Completion the Vendor holds all right, title and interest in the Assets and that there are no other agreements, understandings, or arrangements which, as or after Completion, would materially adversely affect the Assets and the Business, or the ability of the Vendor to sell, transfer, convey and assign the Assets and the Business to the Purchaser or result in the assumption of any Liabilities by the Purchaser other than the Assumed Liabilities.

2.4  Inconsistency

     In the event of a conflict between a provision of this Agreement and any provision of the Principal Agreement, the provisions of the Principal Agreement will prevail unless they are illegal, unenforceable or relate to the laws of foreign jurisdiction.

2.5  Purchase Price apportionment

     (a)  The Purchase Price is to be apportioned between the Assets as follows:

          (i)  Accounts Receivable                          US$200,000
          (ii) Inventory                                    US$ 75,000
          (iii) Property, Plant and Equipment               US$ 25,000

3    PURCHASE PRICE

3.1  Time and manner of payment

     Payment of the Purchase Price by the Purchaser shall be made in immediately available funds by wire transfer to such account or accounts of the Vendor as are notified to the Purchaser in writing not less than 3 Business Days prior to Completion.

4    Completion

     Completion shall simultaneously take place at the offices of the Purchaser, counsel to the Purchaser, the Vendor, counsel to the Vendor, or at such other places as the parties to this Agreement may agree.

5    Agreement to acquire foreign operations

     On or prior to the Completion Date, certain assets and liabilities of the operations of the Warrantor currently conducted in the United States will be sold. Completion of this Transaction, shall be dependent on the closing of the US Transaction, such that this Transaction shall not close until the US Transaction closes, notwithstanding any other provision of this Agreement or of the purchase agreement for the US Transaction to the contrary.

6    conditions to completion

6.1  Conditions to obligation of Purchaser

     The obligation of the Purchaser to effect the Transaction shall be subject to the fulfilment at or prior to Completion of the following conditions, unless the Purchaser agrees to waive such fulfilment:

     (a) this Agreement and the Transaction contemplated by it shall have received those approvals, consents, authorisations, and waivers from government and other regulatory agencies and other third parties (including lenders, holders of debt, securities and lessors) as necessary;

     (b) there shall not be in effect a preliminary or permanent injunction or other order by any federal or state court or other authority which prohibits the completion of the Transaction;

     (c) the Vendor shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Completion and shall have complied with all material requirements, rules and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

     (d) no material adverse change shall have taken place in the business, condition (financial or otherwise) operations, or prospects of the Business or the Assets since the date of the Balance Sheet other than those, if any, that result from the changes permitted by, and transactions contemplated by, this Agreement;

     (e) the representations and warranties for the Vendor set forth in this Agreement shall be true in all material respects as of the date of this Agreement or, except in such respects as, in the reasonable judgment of the Purchaser, do not materially and adversely affect the business condition (financial or otherwise), operations, or prospects of the Business or the Assets, at the Completion Date as if made as of such time;

     (f) the Purchaser shall have received from the Vendor documents sufficient to transfer title of the Assets to the Purchaser and the delivery of all Software Products and Intellectual Property, in each case reasonably satisfactory in form and substance to the Purchaser and its counsel;

     (g) all conditions to the completion of the US Transaction, as described in clause 5 above, have been satisfied or waived, it being an express requirement that the US Transaction described in clause 5 above complete on the same day, adjusted for the appropriate time zone for that jurisdiction;

     (h) the employment agreements between the Purchaser and the persons identified in Schedule D have been executed and delivered by the parties;

     (i) the Vendor will use commercially reasonable efforts to make available to the Purchaser prior to Completion an updated unaudited balance sheet and income statement with related notes and schedules as of the end of the month immediately prior to the Completion Date. If those updated financial statements are produced, they shall, for purposes of the definition of "Unaudited Financial Statements", replace and supersede the balance sheet as at 31 July 2000 and the income statement for the period ended 30 September 2000, in their entirety, for all purposes relevant to this Agreement; and

6.2  Conditions to obligation of the Vendor

     The obligation of the Vendor to effect the Transaction shall be subject to the fulfilment at or prior to Completion of the following conditions, unless the Vendor waives such fulfilment:

     (a) this Agreement and the Transaction contemplated hereby shall have received those approvals, consents, authorisations and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors);

     (b) there shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the completion of the Transaction;

     (c) the Purchaser shall have performed in all material respects each of its agreements and obligations contained in this Agreement required to be performed on or prior to Completion and shall have complied with all material requirements, rules and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

     (d) the representation and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser, taken as a whole, as of the Completion Date as if made as of such time;

     (e) the Vendor shall have received from the Purchaser evidence satisfactory to the Vendor and its counsel that the Purchase Price has been, or is in the process of being, delivered in the form of immediately available funds via wire transfer or other means acceptable to the Vendor;

     (f) all other conditions to the closing of the US Transaction, as described in clause 5 above, have been satisfied or waived, it being an express requirement that the US Transaction as described in clause 5 above, close on the same day, adjusted for the appropriate time zone for that jurisdiction.

7    employees

7.1  Offers of Employment

     (a) The Purchaser must offer employment in writing to the Employees with effect from the Completion Date.

     (b) The terms of the employment offered must be at least as favourable as the terms of the Employees current terms of employment with the Vendor.

7.2  Vendor's Obligation to Transferring Employees

     At the Completion Date the Vendor must terminate the Transferring Employees in writing.

7.3  Purchasers Obligation to Transferring Employees

     The Purchaser must assume liability for all compensation and employment entitlements for the employees indicated in Schedule 4 accrued but unpaid prior to the Completion Date including without limitation, and to the extent applicable:

     (a) payment in lieu of notice or redundancy payment that the Vendor may be obliged to pay to the Employee on the termination of the Employee's employment with the Vendor;

     (b) commissions, bonuses, salary and accrued but untaken long service leave entitlements, superannuation and all other award and statutory entitlements for the Transferring Employees; and

     (c)  untaken annual leave entitlements for Transferred Employees.

7.4  Indemnity

     The Purchaser fully and unconditionally indemnifies and will keep indemnified the Vendor (its directors, officers, agents and employees) in respect of any cost, claim, demand, loss, expense or damages directly or indirectly incurred or which may be directly or indirectly incurred by the Vendor (its directors, officers, agents and employees) in relation to:

     (a)  a breach by the Purchaser of its obligations under this clause 7 ; or

     (b) the termination by the Vendor or any of its employees in accordance with the terms of this Agreement.

8    Covenants of the purchaser

8.1  Affirmative Covenants

     From the date hereof through the Completion Date, the Purchaser will use commercially reasonable efforts to satisfy the conditions to Completion set forth in this Agreement and otherwise to ensure the prompt and expedient completion of the Transaction substantially as contemplated by this
     Agreement,  and will  use  commercially  reasonable  efforts  to cause  the
     Transaction to be completed, provided in all instances that the representations and Warranties of the Vendor in this Agreement are and remain true and accurate in all material respects and that the covenants and agreements of the Vendor in this Agreement are honoured and that the conditions to the obligations of the Purchaser set forth in this Agreement are not incapable of satisfaction.

8.2  Cooperation

     The Purchaser shall reasonably cooperate with the Vendor and its counsel, accountants and agents in every way in carrying out the Transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by the Vendor.

8.3  Expenses

     Whether or not the Transaction is completed, all costs and expenses incurred by the Purchaser in connection with the preparation of this Agreement and in preparation for the Transactions contemplated hereby shall be paid by the Purchaser.

8.4  Publicity

     Prior to the Completion any written news releases by the Purchaser pertaining to this Agreement or the Transaction shall be submitted to the Vendor for review and approval prior to release by the Purchaser, and shall be released only in a form approved by the Vendor, provided, however that:

     (a)  such approval shall not be unreasonably withheld; and

     (b) such review and approval shall not be required of releases by the Purchaser if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

8.5  Cooperation

     (a) The Purchaser acknowledges that post-Completion, the Vendor will be dissolved, its assets liquidated and its affairs wound up. The Purchaser will reasonably cooperate with the Vendor and its respective counsel, accountants, agents and representatives in every way in that regard and in executing and delivering all documents and instruments deemed reasonably necessary or useful by the Vendor in that regard.

     (b) Without limiting the foregoing, the Purchaser shall use its best efforts to cause those employees of the Vendor who currently are officers of the Vendor and who become employed by the Purchaser to remain as officers of the Vendor, without compensation, and shall use its best efforts to cause such employees to execute and deliver, on behalf of the Vendor, the documents and instruments contemplated in the immediately preceding sentence and to otherwise further the dissolution, liquidation and winding up of the Vendor, as directed by the Vendor, provided, however, that the Purchaser shall not be required to take any action which may expose the Purchaser or any of its officers, directors, employees or agents to any liability in connection with such action.

     (c) The Vendor shall reimburse the Purchaser for any and all reasonable out-of-pocket expenses which it incurs and pays in connection with its duties and obligations under this clause 8.5 but the Vendor shall not be required to reimburse the Purchaser for the time spent by its employees in furtherance of such duties and obligations.

     (d) The Purchaser shall use its best efforts to retain, and on request, shall provide the Vendor with access to or copies of, all documents which the Vendor may reasonably request in connection with the dissolution, liquidation and winding up of the Vendor or in preparing and filing any and all tax returns and financial statements for any periods ending on or prior to 31 December 2000, or in connection with any audit activities in respect of any periods ending on or prior to 31 December 2000.

9    covenants of the vendor

9.1  Affirmative covenants

     From the date hereof through the Completion Date, the Vendor will take every action reasonably required of it to satisfy the conditions to Completion set forth in this Agreement and otherwise to ensure the prompt and expedient completion of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the Transaction to be completed, provided in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the Purchaser in this Agreement are honoured and that the conditions to the obligations of the Vendor set forth in this Agreement are not incapable of satisfaction.

9.2  Covenant not to compete

     The Vendor will execute a five (5) year non-competition agreement with the Purchaser to preclude the Vendor from engaging in any business competitive with that of the Business, directly or indirectly, alone or in collaboration with others, except with the written consent of the Purchaser or as a shareholder of less than one percent (1%) of the common stock of a publicly held company engaged in one or more of such businesses and with such other terms as are mutually acceptable to the Vendor and Purchaser.

9.3  Access and information

     Subject to the terms and conditions of the existing confidentiality agreement between the Vendor and the Purchaser (the terms and conditions of which are incorporated herein by reference), between the date of this Agreement and the Completion Date the Vendor shall afford to the Purchaser and to the Purchaser's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to Completion to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel relating to the Assets or the Business and, during such period, shall furnish promptly to the Purchaser:

     (a) all written communications to its directors or to its shareholders generally relating to the Assets or the Business;

     (b) internal monthly financial statements of the Business when and as available; and

     (c) all other information relating to the Assets or the Business as the Purchaser may reasonably request, but no investigation pursuant to this clause 9.3 shall affect any representations or Warranties of the Vendor, or the conditions to the obligations of the Purchaser to complete the Transaction contained in this Agreement. The Purchaser and its representatives shall use their best efforts to assert their rights hereunder in such a manner as to minimise interference with the business of the Vendor.

9.4  No solicitation

     Until the Completion Date or the termination of this Agreement in accordance with its terms, the Vendor, and those acting on behalf of it will not, and the Vendor will use its best efforts to cause its officers, employees, agents and representatives (including any investment banker) to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or Entity other than the Purchaser and its officers, employees and agents in relation to the Assets or the Business. The Vendor will notify the Purchaser immediately upon receipt of an inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Vendor's business, or providing information to government authorities.

9.5  Conduct of Business pending the Transactions

     The Vendor covenants and agrees with the Purchaser that, prior to the completion of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement or disclosed in the Disclosure Document, the Vendor will comply with each of the following:

     (a) the Business, and the other businesses that relate to, use or affect the Assets, if any, will be conducted only in the ordinary and usual course, the Vendor shall use reasonable efforts to keep intact the business organisation and good will of the Business, keep available the services of its employees whose principal activities relate to the Business and maintain relationships, in a manner reasonably consistent with historical practices, with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Business, and it shall immediately notify the Purchaser of any event or occurrence or emergency material to and not in the ordinary and usual course of business of, the Business or affecting any material part of the Assets;

     (b) it shall not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, affecting the Business or any of the Assets, except in the ordinary course of business and consistent with past practice;

     (c)  it shall not:

          (i) adopt, enter into, or amend a bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement trust fund or arrangement for the benefit or welfare of any employees of the Business; or

          (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any such employee except, with respect to employees who are not officers or directors, in the ordinary course of business and consistent with past practice.

     (d) it shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Assets except for sales, encumbrances and other dispositions or grants in the ordinary course of business of the Business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or affect and do not impair the use of the property, or as specifically provided for or permitted in this Agreement;

     (e)  it  shall  not  enter  into,  or  terminate,   any  material  contact,
          agreement, commitment, or understanding relating to or affecting the Assets or the Business;

     (f) it shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in clauses 9.5(a) through (e) above;

     (g) the Vendor will continue to properly and promptly file when due (or obtain proper extensions with respect to) all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it relating to the Assets or the Business, and will pay when due, all taxes and governmental charges due (including any amounts deferred as a result of an extension or otherwise) from or payable by it relating to the Assets or the Business;

     (h) the Vendor will comply in all material respects with all laws and regulations applicable to the operations of the Business and the utilisation of the Assets;

     (i) the Vendor will maintain in full force and effect insurance coverage relating to the Assets or the Business of a type and amount consistent with past practice, but not less than that presently in effect.

9.6  Cooperation

     The Vendor will reasonably cooperate with the Purchaser and its counsel, accountants and agents in every way in carrying out the transactions contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

9.7  Expenses

     Whether or not the Transaction is completed, all costs and expenses incurred by the Vendor in connection with the preparation of this Agreement and in preparation for the Transaction and in connection with the Completion of the Transaction contemplated hereby shall be paid by the Vendor.

9.8  Publicity

     Prior to the Completion any written news releases by the Vendor pertaining to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by the Vendor, and shall be released only in a form approved by the Purchaser, provided, however, that:

     (a)  approval shall not be unreasonably withheld; and

     (b) such review and approval shall not be required of releases by the Vendor if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

9.9  Updating the Schedules and Disclosure Documents

     The Vendor shall notify the Purchaser of any changes, additions or events which may cause any change in or addition to the Disclosure Document or any Schedules delivered by it under this Agreement promptly after the occurrence of the same and again at the Completion by delivery of appropriate updates to the Disclosure Document and to all such Schedules. No such notification made pursuant to this clause shall be deemed to cure any breach of any representation or Warranty made in this Agreement unless the Purchaser specifically agrees hereto in writing nor shall any such notification be considered to constitute or give rise to a waiver by the Purchaser of any condition set forth in this Agreement.

9.10 Payment of Unassumed Liabilities

     The Vendor and the Warrantor agree to promptly pay when due, or otherwise to discharge, without cost or expense to the Purchaser, each and every Liability of it relating to the Business other than the Assumed Liabilities.

10   INDEMNITY BY Vendor

     The  Vendor  agrees to jointly  and  severally  indemnify,  defend and hold harmless, the Purchaser and its officers, directors, shareholders, managers, members, employees, independent contractors, agents, successors and assigns (the "Purchaser Parties"), for, from and against any and all liabilities, losses, costs or expenses which any of the Purchaser Parties may suffer or for which any of the Purchaser Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

     (a) any inaccuracy or misrepresentation in, or breach of any representation or Warranty of the Vendor contained in this Agreement, any of the documents or agreements executed in connection with this Agreement (the "Attendant Documents") or any certificate, schedule, list or other instrument to be furnished by the Vendor to the
          Purchaser   pursuant  to  this  Agreement  or  any  of  the  Attendant
          Documents;

     (b) any breach of failure of the Vendor to perform any covenant or agreement required to be performed by the Vendor pursuant to this Agreement or any of the Attendant Documents including, without limitation, the Vendor's obligations to pay the unassumed Liabilities under clause 9.10 above;

     (c)  any  and  all  actions,  suits,  proceedings,   demands,  assessments,
          judgments, costs and expenses, including reasonable attorneys' fees and consultants' fees (the "Related Expenses").

11   Indemnity by Purchaser and purchaser's guarantor

     The Purchaser and the Purchaser's Guarantor hereby agree to indemnify, defend and hold harmless, the Vendor from and against any and all liabilities, losses, costs or expenses which the Vendor may suffer or for which the Vendor may become liable and which are based on, or the result of, or arising out of or are otherwise related to any of the following:

     (a) any inaccuracy or misrepresentation in, or breach of any representation of the Purchaser contained in this Agreement, any of the Attendant Documents or any certificate, schedule, list or other instrument to be furnished by the Purchaser to the Vendor pursuant to this Agreement or any of the Attendant Documents; and

     (b) any breach or failure of the Purchaser to perform any covenant or agreement required to be performed by the Purchaser pursuant to this Agreement or any of the Attendant Documents including, without limitation, Purchaser's obligations to pay the Assumed Liabilities under clause 2.2 above.

12   Remedies

     The Purchaser and the Vendor shall be entitled to exercise and resort to all rights and remedies for misrepresentation or breach as are afforded at law or in equity, including without limitation, rescission, specific performance or such other non-monetary remedies and relief as may be afforded under this Agreement or by a court of competent jurisdiction. Neither the existence or exercise of any specific remedies is intended to be exclusive or impair or otherwise adversely affect in any manner whatsoever any rights, remedies or relief otherwise available, and each and every right and remedy will be cumulative and in addition to every other right and remedy provided in this Agreement or by law. Notwithstanding the foregoing, other than actions for fraud or other intentional torts, the remedies set forth in this clause 12 shall be the Purchaser and the Vendor's sole and exclusive remedies relative to the recovery of economic or monetary damages.

12.1 Procedures

     If any proceedings are instituted or any claim or demand is asserted by any person not a party to this Agreement in respect of which the Purchaser or the Vendor may seek indemnification pursuant to clause 10, or clause 11, the indemnified party shall promptly cause written notice (the "Notice") of the assertion of any such claim or demand to be made to the indemnifying party; provided, however, that the failure of the indemnified party to give prompt Notice shall not relieve the indemnifying part of its obligations pursuant to clause 10 and clause 11, and only to the extent that, such failure caused the damages for which the indemnifying party is obligated to be greater than they would have been had the indemnified party given the indemnifying party prompt Notice in accordance with clause 20.3.

12.2 Negotiation

     Except as otherwise provided:

     (a) the indemnifying party shall have the right, at its option and expense, to defend against, negotiate, or settle any such claim or demand, and if the indemnifying party exercises that option, the indemnifying party shall not be liable for the fees and expenses incurred after the date the indemnifying party notifies the indemnified party of such exercise by a counsel employed by the indemnified party;

     (b) an indemnifying party may not settle any such claim or demand without the written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the indemnified party unless such settlement requires no more than a monetary payment for which the indemnified party is fully indemnified or involves other matters not binding upon the indemnified party; and

     (c) an indemnifying party shall not be liable for any settlement of any such claim or demand effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

12.3 Failure to Respond

     In the event that the  indemnifying  party shall fail to respond within ten
     (10) days after the giving of the Notice, then the indemnified party may retain counsel and conduct the defence thereof as it may, in its sole discretion, deem proper, at the sole cost and expense of the indemnifying party. The parties agree to cooperate fully with each other in connection with the defence, negotiation or settlement of any such legal proceedings, claim or demand.

12.4 Co-operation

     (a) The Purchaser shall, and shall cause its accountants, counsel, employees and other representatives to reasonably cooperate with the Vendor in connection with any and all disputes which may arise in connection with any and all liabilities other than the Assumed Liabilities (the "Excluded Liabilities").

     (b) The Vendor shall, and shall cause its accountants, counsel, employees and other representatives to, reasonably cooperate with the Purchaser in connection with any and all disputes which may arise in connection with any and all of the Assumed Liabilities.

     (c) The Purchaser shall cause its accountants, counsel, employees and other representatives, to make available to the Vendor, documents and other information and materials reasonably requested by the Vendor in connection with the Excluded Liabilities and the Vendor shall cause its respective accountants, counsel, employees and other representatives, to make available to the Purchaser, documents and other information and materials reasonably requested by the Purchaser in connection with the Assumed Liabilities.

     The party requesting cooperation (the Vendor in connection with the Excluded Liabilities or the Purchaser in connection with the Assumed Liabilities) shall pay all out-of-pocket expenses reasonably incurred and paid by the cooperating party to third parties in connection with such cooperative efforts; provided, however, that the party requesting cooperation shall not be obligated to reimburse the cooperating party for the time spent by any of their employees' time spent in connection with such cooperative efforts.

12.5 Initial Limitation

     Other than the rights to defend and hold harmless with respect to third party claims neither party shall have any liability for indemnification pursuant to clause 10 and clause 11 above, until the aggregate amount of all losses suffered by the party seeking indemnification with respect to such matters exceeds the sum of $100,000.00 provided however, that this limitation shall not apply to breaches by the Vendor of its obligations under clause 10 or the Purchaser of its obligations to pay the Assumed Liabilities.

12.6 Aggregate Limitation

     The aggregate liability, for either Party, for indemnification pursuant to clause 10 and clause 11, shall not exceed the sum of $100,000.00 provided however, that this limitation shall not apply to breaches by the Vendor of its obligations under clause 9.10 above or the Purchaser of its obligations to pay the Assumed Liabilities under clause 2.2.

12.7 Available Insurance Limitation

     The amount of any recovery for indemnification pursuant clause 10 or clause 11 above, shall be determined after taking into account all amounts to which the indemnified party is entitled and actually receives under the provisions of all insurance policies with third parties subject to offset for any increase in premiums attributable to such losses or payments made in respect of such losses. The parties agree to use reasonable efforts to collect amounts available under any such insurance policies.

12.8 Accounts Adjustment Limitation

     (a) With respect to any claim of indemnification related to any breach of clause 10 or any other representation or warranty concerning the
          Accounts, the amount of any recovery by the Purchaser for indemnification pursuant to clause 10 above, or any other representation or warranty concerning the Accounts, shall be reduced by any Balance Sheet Gains.

     (d) The Purchaser shall deliver to the Vendor or the Warrantor a report identifying Balance Sheet Gains or must represent in writing that there are no Balance Sheet Gains.

12.9 Application of Indemnification Provisions

     The parties agree:

     (a) That the limitations of the indemnification provisions contained in clauses 12.5, 12.6, 12.7 and 12.8 above do not apply to the parties' rights and obligations to defend and hold harmless with regard to third party claims, pursuant to clause 10 and clause 11 above, and shall apply on a collective basis to all agreements for indemnification including those to be entered into in respect of each of the Related Transactions, pursuant to clause 5 above;

     (b) For the avoidance of doubt, a claim for indemnification as a result of a balance sheet adjustment, pursuant to clause 12.8 above, shall be determined after taking into account any positive adjustments to the Accounts or to accounts associated with any Related Transactions; and

     (c) The parties further agree that the Purchaser's right to put any Receivables back to the Vendor, as and to the extent provided in clause 20.1 below, shall be determined on a collective basis, taking into consideration all Receivables of the Vendor and all of the foreign entities associated with the Related Transactions.

13   PURCHASER'S GUARANTOR

     The Purchaser's Guarantor unconditionally and irrevocably guarantees to the Vendor, performance of all of the Purchaser's obligations under this Agreement, including without limitation those under clause 2.

14   TERMINATION

     This Agreement and the  Transaction  may be terminated at any time prior to
     the  Completion,   whether  before  or  after  any  necessary  shareholders
     approval:

     (a)  by mutual consent of the Purchaser and the Vendor;

     (b) by the Purchaser or the Vendor upon the material breach of this Agreement by the other; or

     (c) by either the Purchaser or the Vendor, upon written notice to the other, if the conditions to such party's obligations to complete the Transaction, in the case of the Purchaser, as provided in clause 6.2, or, in the case the Vendor, as provided in clause 6.1, were not, or cannot reasonably be, satisfied on or before 26 October 2000, unless the failure of condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.

15   AMENDMENT

           This Agreement may be amended by the Vendor and the Purchaser by action taken at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of the Vendor and the Purchaser.

16   WAIVER

     At any time prior to the Completion Date, the Purchaser, or the Vendor, by action taken by their respective boards of directors, may, but shall not be obligated to:

     (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

     (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

     (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

17   RELIEF

     In the event of liability on the part of the Vendor to the Purchaser in accordance with the provisions of this Agreement prior to Completion, the parties recognise and acknowledge that monetary measures of damages will not reasonably be calculable and that specific performance and injunctive relief should therefore be available to the Purchaser.

18   WARRANTOR'S OBLIGATIONS

18.1 Guarantee

     The Warrantor acknowledges that the Purchaser has entered into this document at the request of the Warrantor in reliance, amongst other things, upon the Warrantor executing this Agreement to assure the due and punctual observance and performance by the Vendor of the provisions of this Agreement. Accordingly, the Warrantor unconditionally and irrevocably guarantees to the Purchaser the due and punctual observance and performance by the Vendor of all the obligations of the Vendor contained in this Agreement and the truth of the Warranties. Without limiting the foregoing the Warrantor further covenants to the Purchaser that it will use its best endeavours to ensure the Vendor's compliance with the terms of this Agreement.

18.2 Indemnity

     The Warrantor unconditionally and irrevocably indemnifies, and agrees to keep indemnified, the Purchaser its servants and agents and if a corporation its servants or officers against all Loss relating directly or indirectly to:

     (a) any failure by the Vendor to pay any moneys in relation to, or to comply with any of its obligations contained in or implied by, this Agreement; and

     (b) this Agreement or any related security, transaction or agreement being or becoming void, voidable or otherwise unenforceable in accordance with its terms or the priority or effectiveness of any of them being adversely affected.

18.3 Guarantee not to be affected

     Subject to clause 12, the liability of the Warrantor under this clause is a principal unconditional and absolute obligation and is not abrogated, prejudiced or adversely affected by the granting of time, credit or any other forbearance, indulgence or concession to the Warrantor or to the Vendor or by any other dealing, matter or thing which, but for this provision, could or might operate to abrogate, prejudice or adversely affect the Guarantee and Indemnity including, (without limitation), the actual or alleged invalidity or unenforceability of any of the other provisions of this Agreement.

18.4 Continuing guarantee

     The Guarantee and Indemnity is a continuing guarantee and indemnity and is irrevocable and remains in full force and effect notwithstanding termination of this Agreement until all obligations of the Vendor under this Agreement have been discharged and performed in full. If any payments made by the Vendor are set aside or avoided by any statutory provision or otherwise such payment are taken not to have been made and do not diminish or reduce the liability of the Warrantor under the Guarantee and Indemnity.

18.5 No competition

     Until the Vendor has fully discharged and performed all its obligations under this Agreement, the Warrantor may not without the written consent of the Purchaser:

     (a) by way of reduction of its liability under this clause, raise a set-off or counter-claim available to itself, the Vendor or a co-surety or co-indemnifier against the Vendor or claim a set-off or make a counter-claim against the Vendor;

     (b)  prove in competition with the Purchaser against the Vendor.

18.6 Guarantee in addition to other rights of the Purchaser

     The Guarantee and Indemnity is in addition to and not in substitution for any other security or right which the Purchaser may now have or may subsequently take or hold against the Vendor or the Warrantor and may be enforced without first recourse to such other security or right and without taking any steps or proceedings against the Vendor, notwithstanding any rule of law or equity or statutory provision to the contrary.

18.7 Representations by the Warrantor

     The Warrantor warrants to the Purchaser that:

     (a) it has the corporate power to enter into and perform and has taken all necessary corporate and other action to authorise the execution and performance of the Guarantee and Indemnity;

     (b) the Guarantee and Indemnity constitutes a legal and binding obligation of the Warrantor;

     (c) the execution and performance of the Guarantee and Indemnity does not violate any provision of any existing law or of the memorandum and articles of association of the Warrantor or of any mortgage, contract or other undertaking to which the Warrantor is a party or which is binding upon the Warrantor or its assets; and

     (d) the Warrantor is not aware of any matter material to the conduct of the Business which has not been adequately disclosed to the Purchaser in this Agreement.

19   GST

19.1 Definitions

     In this clause the expressions "adjustment note", "consideration", "GST", "input tax credit", "recipient", "supply", "supply of a going concern", "tax invoice" and "taxable supply" have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999.

19.2 Sums exclude GST

     Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under this document are exclusive of GST.

19.3 Responsibility for GST

     Despite any other provision in this document, if GST is imposed on any supply made by the supplier under this document, the recipient shall pay to the supplier an amount equal to the GST payable on the taxable supply. That amount shall be paid at the same time that the consideration for the supply is payable under this document and shall be paid in addition to the consideration.

19.4 Supply of going concern

     The parties agree that the sale of the Assets by the supplier under this document is a supply of a going concern. If the sale of the Assets is not a supply of a going concern and GST is payable by the supplier on the sale of the Assets, the recipient will pay to the supplier the sum of an amount equal to the GST payable plus any penalties and interest imposed on the supplier for late payment of GST. That amount shall be paid in addition to all amounts payable by the recipient under this document for the purchase of the Assets and notwithstanding paragraph 1.3 shall be paid to the supplier on demand.

19.5 Reimbursement of expenses

     If this document requires the recipient to reimburse the supplier for any expense, loss or outgoing ("reimbursable expense") incurred by the supplier, the amount required to be reimbursed by the recipient will be the sum of:

     (a) the amount of the reimbursable expense net of input tax credits (if any) to which the supplier is entitled in respect of the reimbursable expense; and

     (b) if the supplier's recovery from the recipient is a taxable supply, any GST payable in respect of that supply.

19.6 Tax invoice

     If a GST is imposed on any supply made by the supplier under this document or the amount of GST is varied, the supplier will provide the recipient with a tax invoice or adjustment note.

20   GENERAL PROVISIONS

20.1 Collection of Accounts Receivable

     Upon and after the Completion Date:

     (a) ThePurchaser shall have the right and authority to collect all Receivables transferred to the Purchaser pursuant to this Agreement and to endorse the name of the Vendor on any checks received on account of any such Receivables;

     (b) The Vendor shall promptly transfer and deliver to the Purchaser any cash, checks or other property which the Vendor may have in respect of its Accounts;

     (c) Payments received from customers in respect of Receivables shall be applied to the oldest outstanding Receivable from such customer, unless such customer, acting on its own volition, specifically identifies such payment to a particular Receivable;

     (d) The Purchaser shall use commercially reasonable efforts to collect the Receivables (but shall not be obliged to bring any action to collect Receivables) but if it shall fail to collect the full amount of any such Receivable within 180 days of the Completion Date, and subject to clause 20.1(e) and (f) the Purchaser may require the Vendor to purchase the Receivable at its face value;

     (e) The Purchaser shall not require the Vendor to purchase any Receivable where the Purchaser has compromised, settled or agreed to accept payment at less than face value or as given a credit in respect of that Receivable; and

     (f) The Vendor shall not be obliged to repurchase any Receivables until the aggregate amount of Receivables which the Purchaser has a right to and has elected to put to the Vendor exceeds the reserve for such Receivables in the Accounts. Any such put right must be exercised by the Purchaser no later than one year after the Completion Date.

20.2 Arbitration

     In the event that there shall be a dispute arising out of or relating to this Agreement, the Transaction, any document referred to herein or centrally related to the subject matter hereof, or the subject matter of any of the same, the parties agree that such dispute shall be submitted to binding arbitration in Sydney, Australia, under the auspices of, and pursuant to the rules of, the Australian Commercial Disputes Centre Limited as then in effect, or such other procedures as the parties may agree to at the time, before an arbitrator selected pursuant to the rules of the Australian Commercial Disputes Centre Limited. Any award issued as a result of such arbitration shall be final and binding between the parties, and shall be enforceable by a court having jurisdiction over the party against whom enforcement is sought.

20.3 Notices

     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if and when delivered personally or 3 Business Days following mailing by registered or certified mail (return receipt requested) to the parties at the following addresses or at such other address for a party as shall be specified by like notice given.

     If to the Purchaser:

                     AremisSoft Australia Pty Ltd
                     Tel:  9972 7320
                     Fax:  9972 7325
                     Attention:

                     with a copy to:  Christopher Gribble

                     AremisSoft Corporation
                     Tel:  856 869 0770
                     Fax:
                     Attention:  Paul Bloom

     If to the Vendor:

                     Eltrax Systems Pty Ltd

                     Tel:  9972 7320
                     Fax:  9972 7325
                     Attention:  Jo Schlein

                     with a copy to:

                     Eltrax International  Inc

                     Tel:  678-589-3585
                     Fax:  687-539-3780
                     Attention: William A Fieder

20.4 Interpretation

     The headings contained in this Agreement are for reference purposes only and shall not affect in any the meaning or interpretation of this Agreement.

20.5 Survival of Representations and Warranties

     The representations, Warranties, covenants, and agreements of the parties contained herein shall survive and shall not merge on Completion and any investigation of the other party made prior thereto. Representations and Warranties shall so survive for a period of 3 years from Completion, except for those contained in SC 1.1, 1.2, 1.3 2.1, 2.2 and 2.3 and clauses 2.2 and 2.4 which shall survive indefinitely, and for those contained in SC 2.5 which shall survive until 31 March 2001.

20.6 Miscellaneous

     This Agreement and the existing confidentiality agreement constitute the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement:

     (a) shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof;

     (b) is not intended to confer upon any other person any rights or remedies hereunder;

     (c) shall not be assigned by operation of law or otherwise except for assignments of all or any part of the rights of the Purchaser hereunder, which may be freely assigned by the Purchaser so long as the obligations of the Purchaser under this Agreement remain obligations of, or their performance is unconditionally guaranteed (which must be a guaranty of performance, and not just collection, with no duty on the part of the Vendor to pursue the assignee first, and which guarantee must be approved by the Vendor in advance, which approval will not be unreasonably withheld) by, the Purchaser;

     (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New South Wales, without regard to the principles of conflict of laws thereof. It is acknowledged and understood by the Vendor that the Purchaser may assign it rights, but not its obligations, hereunder, after execution and prior to Completion, to one or more wholly-owned (direct or indirect) subsidiaries of the Purchaser;

     (e) this Agreement may be executed in two or more counterparts which together shall constitute a single agreement and facsimile signatures shall have equal dignity with original signatures for all purposes; and

     (f) the execution and performance of this Agreement by the Purchaser and the other transactions contemplated by this Agreement does not violate or conflict with or result in a breach of or constitute a default under the provisions of the memorandum and articles of association of the Purchaser.

                                   SCHEDULE 1

                                   WARRANTIES

                               Index to Warranties



1    REPRESENTATIONS AND WARRANTIES OF PURCHASER

     SC1.1 Organisation

     SC1.2 Authority relative to this Agreement

     SC1.3 Absence of breach: No consents

     SC1.4 Brokers

2    REPRESENTATIONS AND WARRANTIES OF THE VENDOR

     SC2.1 Organisation and Qualification

     SC2.2 Authority Relatively to this Agreement

     SC2.3 Absence of Breach: No Consents

     SC2.4 Brokers

     SC2.5 Financial Statements

     SC2.6 Absence of Material Differences from the Disclosure Document

          (i)  No Undisclosed Liabilities

          (ii) No Material Adverse Charge, etc

          (iii) Taxes

          (iv) Litigation

          (v)  Employees

          (vi) Compliance with Laws

          (vii) Ownership of Assets

          (viii) Proprietary Rights, Software Products and Intellectual Property

          (ix) Trade Names

          (x)  Facilities

          (xi) Accounts Receivable

          (xii) Inventories

          (xiii) Contracts

          (xiv) Accounts Payable

          (xv) Employee Matters

          (xvi) Title to  and  Utilisation  of  Real  Properties  and  Leasehold
                Estates

     SC2.7 Full Disclosure

     SC2.8 Action Since Balance Sheet Date

                                   SCHEDULE 1

1    REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the vendor:

          SC1.1 Organisation

               The Purchaser is a corporation duly organised, validly existing, and in good standing under the Corporations Law of Australia and has the requisite corporate power and authority to carry on its business as it is now being conducted.

          SC1.2 Authority relative to this Agreement

               The Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorised and approved by the requisite level of corporate authority of Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the completion of the Transactions contemplated hereby, including, without limitation, delivery of the Purchase Price. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

          SC1.3 Absence of breach: No consents

               The execution, delivery and performance of this Agreement, and the performance by Purchaser of its obligations hereunder and compliance with any regulatory or licensing laws applicable to the business of the Purchaser, all of which, to the extent applicable to Purchaser, will be satisfied in all material respects prior to Completion) do not, except as disclosed in
               Schedule 2:

               (i) conflict with, and will not result in a breach of, any of the provisions of the Constitution of the Purchaser;

               (ii) contravene  any  law,  rule or  regulation  of any  State or
                    Territory of or the Commonwealth of Australia;

               (iii)contravene  any  applicable  foreign   jurisdiction  or  any
                    order, writ, judgment, jurisdiction, decree, determination, or award affecting or binding upon the Purchaser, in such a manner as to provide for a basis for enjoining or otherwise preventing completion of the Transaction;

               (iv) conflict  with or result in a breach of or default under any indenture or loan or credit agreement or any other agreement or instrument to which Purchaser is a party, in such manner as to provide a basis of enjoining or otherwise preventing completion of the Transaction; or;

               (v) require the authorisation, consent, approval or license of any third party of such nature that he failure to obtain the same would provide a basis for enjoining or otherwise preventing completion of the Transaction.

           SC1.4  Brokers

                     No broker, finding or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Purchaser or any of its Subsidiaries.

2    REPRESENTATIONS AND WARRANTIES OF THE VENDOR

     The Vendor represents and warrants to the Purchaser as follows:

     SC2.1 Organisation and Qualification

          The Vendor is a corporation duly organised, validly existing, and in good standing under the Corporations Law of Australia and has the requisite corporate power and authority to carry on the Business as it is now being conducted.

     SC2.2 Authority Relatively to this Agreement

          This Agreement has been duly and validly executed and delivered by the Vendor and constitutes a valid and binding Agreement of the Vendor enforceable in accordance with its terms. The Vendor has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and in doing so has been duly and sufficiently authorised, subject only to governmental regulatory approvals as and to the extent specifically set forth elsewhere in this Agreement.

     SC2.3 Absence of Breach: No Consents

          The execution, delivery, and performance of this Agreement by the Vendor and the performance by the Vendor of its obligations hereunder, do not:

          (i) except as identified in the Disclosure Document, conflict with or result in a breach of any of the provisions of the Constitution of the Vendor;

          (ii) except as identified in the Disclosure Document, contravene any law, ordinance, rule, or regulation of any State of Australia or of any applicable foreign jurisdiction or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction over, or cause the suspension or revocation of any authorisation, consent, approval or license, presently in effect, which affects or binds the Vendor or all or any part of the Business or material properties of the Business, except in any such case where such contravention, suspension or revocation will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Business and will not have a material adverse effect on the validity of this Agreement or on the validity of the completion of the Transaction;

          (iii)except as identified in the Disclosure Document, conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other agreement or instrument to which the Vendor is a party or by which any of the material properties of the Business may be affected or bound;

          (iv) except as identified in the Disclosure Document, require the authorisation, consent, approval, or license of any third party, except for those the failure of which to obtain would not reasonably be expected to have a material adverse effect on the Business or the Assets; or

          (v) except as identified in the Disclosure Document, constitute grounds for the loss or suspension of any permits, licenses, or other authorisations used in the Business.

     SC2.4 Brokers

          No broker, finder or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any Related Transaction based upon any agreements, written or oral, made by or on behalf of the Vendor. The Vendor does not have any obligation to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Vendor is a party.

     SC2.5 Financial Statements

          The Vendor has delivered to the Purchaser the following:

               (i)  the Unaudited Financial Statements of the Business;

               (ii) the Projections.

          The Vendor confirms that:

                    (A) all of the historical financial statements contained in such documents were prepared from the books and records of the Vendor;

                    (B) the Unaudited Financial Statements were prepared in accordance with Australian Accounting Standards;

                    (C) as at the Balance Sheet date, the Vendor owned each of the Assets included in the Balance Sheet;

                    (D)  the valuation of such Assets included in preparation of
                         the  Balance  Sheet  is  consistent   with   Australian
                         Accounting Standards;

                    (E) the Vendor had no Liabilities required to be included in the Balance Sheet in accordance with Australian Accounting Standards for which the Business or any part of the Assets is responsible or liable, other than those included in the Balance Sheet;

                    (F) there are no Liabilities required to be included in the Balance Sheet in accordance in with Australian Accounting Standards in amounts in excess of the amounts included for them in the Balance Sheet, there are no Liabilities required to be included in the Balance Sheet in accordance with Australian Accounting Standards in amounts in excess of the amounts included for them in the Balance Sheet.

          The Purchaser acknowledges that projections of future economic performance are necessarily unreliable and subject to the occurrence or non-occurrence of a variety of events, but the Vendor represents that the Projections have been prepared on the basis of assumptions that are, in the judgment of the Vendor, reasonable in all respects and are not, to the knowledge of the Vendor, contrary in any material respect to fact or to events that have occurred or are presently in existence.

          From the date hereof through to the Completion Date the Vendor will continue to prepare financial statements for the Business on the same basis that it has done so in the past, and will promptly deliver updated financial statements to the Purchaser, and agree that from and after such delivery the foregoing representations will be applicable to each financial statement so prepared and delivered.

     SC2.6 Absence of Material Differences from the Disclosure Document

          (i) Except as specifically disclosed in the Disclosure Document in sections corresponding to the subsections below:

          (ii) No Undisclosed Liabilities

               The Vendor has no Liabilities relating to or affecting the Business or the Assets which are not, to the extent required by Australian Accounting Standards, adequately reflected or reserved against on the face of the Balance Sheet, except Liabilities incurred since the date of the Balance Sheet in the ordinary course of business of the Business and consistent with past practice. Without limiting the foregoing:

               (A) the Vendor is not in default or in breach, in any material respect, under any contract, license, mortgage, indenture, deed or permit held or affecting the Business;

               (B) there are no leasehold improvements currently due and owing in respect of the Acquired Assets for which the Business is or will be responsible;

               (C) there are no deferred rents due to lessors at or with respect to any of such Acquired Assets; and

               (D) the Disclosure Document sets forth, as part thereof, each Liability of or affecting the Business or the Assets in an amount in excess of $10,000 and each person to whom the aggregate amount of such Liabilities is in excess of $10,000.

          (ii) No Material Adverse Charge, Etc

               Since the date of the Balance Sheet, other than as contemplated or caused by this Agreement, there has not been:

               (A) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Business;

               (B) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Business, or materially adversely affecting the Assets;

               (C) any entry into or termination of any material commitment, contract, agreement or transaction affecting the Business or the Assets (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) other than this Agreement and agreements executed in the ordinary course of business;

               (D) any transfer of or right granted under any material lease, license, agreement, patent, trade mark, trade name or copyright included among the Assets;

               (E) any sale or other disposition of any assets of the Business, or any mortgage, pledge or imposition of any licence or other encumbrance on any asset of the Business or of any corporation included in the Assets, or any agreement relating to any of the foregoing, other than in the ordinary course of business; or

               (F) any default or breach in any material respect under any contract, license or permit held by or for or affecting the Business. Since the date of the Balance Sheet, the Vendor has conducted the Business's only in the ordinary and usual course, and without limiting the foregoing, no changes have been made in:

                    (1)  executive compensation levels; or

                    (2) the manner in which other employees of the Vendor are compensated, or

                    (3) supplemental benefits provided to any such executives or other employees of the Vendor; or

                    (4) inventory levels of the Business in relation to sales levels, except, in any such case, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Business.

          (iii) Taxes

               The Vendor has properly filed or caused to be filed (or obtained proper extensions in respect of) all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by them and that relate to or in any way affect the Business or the Assets except for those the failure of which to file would not have an adverse effect on the Business or the Assets, and have paid, or will pay when due all federal, state, local, and foreign income and other taxes properly due (including any amounts deferred as a result of an extension or otherwise) for the periods covered by such returns, reports and declarations.

          (iv) Litigation

               (A) No material investigation or review by any governmental entity with respect to the Business or any of the Assets or the use thereof is, to the best of the knowledge of the Vendor, pending or threatened (other than inspections and reviews customarily made of businesses such as the Business), nor has any governmental entity indicated an intention to conduct the same; and

               (B) there is no action, suit or proceeding pending or, to the best of the knowledge of the Vendor threatened against or affecting the Business or the Assets at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

          (v)  Employees

               (A)  Compliance with Laws

                    The Business and each of the Assets is in substantial compliance with all, and the Vendor has not received notice of any violation of any laws or regulations applicable to it or the operations of the Business, including, without limitation, the laws and or regulations relevant to the use or utilisation of premises, or with respect to which compliance is a condition of engaging in any aspect of the Business, except to the extent the failure of which any of the foregoing to be true would not have a material adverse effect on the Business or the Assets. The Business has all permits, licenses, zoning rights, and other governmental authorisations necessary to conduct its business as presently conducted, except to the extent the failure of the Business to have any of the foregoing would not have a material adverse effect on the Business or the Assets. All such permits, licenses, zoning rights, and other governmental authorisations will, as a part and consequence of the Transaction be transferred to the Purchaser at the Completion Date.

          (vi) Ownership of Assets

               The Vendor:

               (A) has (or as of the Completion Date will have) good, marketable and insurable title, or valid, effective and continuing leasehold rights (including licenses) in the case of leased or licensed property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by it and comprising a part of the Assets or the Business, or used by it in the conduct of the Business in such a manner as to create the reasonable appearance or reasonable expectations that the same is owned or leased by it; such ownership or leasehold rights are, or at the Completion Date will be, free and clear of all liens, claims, encumbrances and charges (other than those customarily held by a lessor or licensor in a lease or license of real property), except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singularly or in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair its use thereof;

               (B) no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets; and such ownership or leasehold rights will be conveyed to the Purchaser at the Completion Date pursuant to the Transaction. The Vendor does not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Vendor's ability to use and to utilise each of such assets in the business of the Business. The Vendor has not received any default notices from any mortgagee regarding any leased properties of the Business or any leasehold interests which comprise any part of the Assets;

               (C) the Balance Sheet contains a reasonably detailed listing, as of the date specified therein, of all Assets including, but not limited to:

                    (1)  Accounts Receivable as provided for in clause 20.1;

                    (2)  miscellaneous current assets in excess of $10,000;

                    (3)  prepaid expenses in excess of $10,000;

                    (4)  Software Products;

                    (5)  real property; and

                    (6) gross aggregate additions for each of the past four years by location of:

                            o    buildings and improvements;

                            o    leasehold improvements, and

                            o    automobiles and trucks.

          (vii) Proprietary Rights, Software Products and Intellectual Property

               (A) The Vendor possesses full ownership of, or adequate and enforceable exclusive long-term licenses or other exclusive rights to use (without payment), all Proprietary Rights, Software Products and Intellectual Property used in the Business or utilised in connection with the Assets, and all such ownership, license or other rights shall be conveyed to the Purchaser at the Completion Date pursuant to the Transaction;

               (B) the Vendor has not received any notice of conflict which asserts the rights of others with respect thereto; and the Vendor has, in all material respects, performed all of the obligations required to be performed by it, and is not in default in any material respect, under any agreement relating to any such Proprietary Rights, Software Products and Intellectual Property.

          (vii) Trade Names

               The Disclosure Document identifies each trade name, fictitious business name, or other similar name under which the Vendor has conducted any part of the Business or in which the Vendor has utilised any of the Assets during the five (5) years preceding the date of this Agreement.

          (ix) Facilities

               (A) To the Vendor's knowledge (as applied to all of the following), the Acquired Assets are (as to physical plant and structure) structurally sound and none of the Acquired Assets, nor any of the vehicles or other equipment used by the Vendor in connection with the Business have any material defects and all of them are in all material respects in good operating conduction and repair and are adequate for the uses to which they are being utilised.

               (B) None of such Acquired Assets, vehicles or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs (normal wear and tear excepted) which are not material in nature or cost.

               (C) The Vendor is not in any material breach, violation or default of any lease affecting the Business or the Assets with respect to, or as a result of which, the other party, whether lessor, lessee, sublessor, or sublessee thereto, has the right to terminate the same and the Vendor has not received notice of any claim or assertion that it is or may be in any such breach, violation or default.

          (x)  Accounts Receivable

               All Accounts Receivable of the Vendor reflected in the Balance Sheet represent transactions in the ordinary course of business and are collectible, net of any reserves. As of the date specified therein, the document specifically identifies:

               (A)  the aging of Receivables;

               (B)  each Receivable in excess of $10,000;

               (C) each Receivable in an amount in excess of $5,000 that is more than 90 days past due, and

               (D) each Receivable from a person or Entity from whom the aggregate of such Receivables exceeds $10,000.

          (xi) Inventories

               All Inventories of the Vendor reflected in the Balance Sheet are of quality and quantity useable and saleable in the ordinary course of business except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in the Vendor's Inventories are carried on the books of the Vendor and are valued on the Balance Sheet consistent with Australian Accounting Standards.

          (vii) Contracts

               The Assets and the Business are not affected by any contracts, agreements or understandings, whether express or implied, written or verbal, provided, however, that the Assets or the Business may be affected by, and the Disclosure Document need not identify, any such contracts, agreements, or understandings that fall into one of the following categories:

               (A)  those that are terminable on notice of less than  thirty-two
                    (32) days and do not involve payments or obligations of more than $10,000 in any period of thirty-one (31) days or less (on termination or otherwise); or

               (B) those that involve aggregate payment or obligation remaining unpaid as of the date of the Agreement of less than $10,000.

                    All items excluded in (B) above represent, in the aggregate, less than $100,000.

                    The Vendor is not a party to any executory contract to sell or transfer any part of any leasehold interest included in the Assets or utilised by the Business. True and accurate copies of all leases of properties included in the Assets or utilised by the Business, including all amendments, supplements, extensions and modifications thereof, have been delivered to the Purchaser by the Vendor.

        (viii) Accounts Payable

          (vix)The accounts payable reflected on the Balance Sheet do, and those reflected in the most recent Balance Sheet included in the Unaudited Financial Statements do, and those reflected on the books of the Vendor at the time of Completion will, reflect all amounts owed by the Vendor in respect of trade accounts due and other payables of the Business or relating to the Assets, and the actual liability of the Vendor in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so reflected on the Balance Sheet or the books of the Business, as the case may be.

         (xiv) Employee Matters

               Subject to the Disclosure Document to the best of the knowledge of the Vendor, there are no activities or controversies, including without limitation, any labour organising activities, election petitions or proceedings, proceedings preparatory thereto, unfair labour practice complaints, labour strikes, disputes, slowdowns, or work stoppages, pending or threatened, affecting the employees of the Vendor.

          (xv) Title to and Utilisation of Real Properties and Leasehold Estates

               Except as disclosed in the Disclosure Document, the Vendor owns a valid leasehold interest in all real property included in the Assets and has the unbridled right to use the same (other than those customarily held by a lessor or licensor in a lease or license of real property), and is not aware of any claim, notice or threat to the effect that its right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceedings toward condemnation or confiscation, in whole or in part, or is otherwise subject to challenge. To the Vendor's knowledge, each parcel of real property the ownership of, or leasehold interest in, which is included among the Assets is free of any and all hazardous wastes, substances or contaminants in connection with any such property.

     SC2.7 Full Disclosure

          The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Vendor to the Purchaser pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statements of a material fact, or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading.

     SC2.8 Action Since Balance Sheet Date

          Except as set forth on the Disclosure Document, since the date of the Balance Sheet, the Vendor has not taken any actions that would be prohibited under the provisions of this Agreement (without the prior consent of the Purchaser) after the date of this Agreement.

                                   SCHEDULE 3

                                    accounts

                                   SCHEDULE 4

                                    employees



                                      Name

EXECUTED by the parties as a deed


EXECUTED BY AremisSoft Australia Pty Limited in the)
presence of:                                       )
                                                   )
                                                   )


Secretary/Director                                     Director




Name of Secretary/Director (print)                     Name of Director (print)





EXECUTED BY AremiSsoft Corporation                 )
in the presence of:                                )
                                                   )
                                                   )

President                                              Chief Executive Officer


Name of President(print)                               Name of Chief Executive
                                                       Officer (print)



EXECUTED BY Eltrax Systems Pty Ltd                 )
in the presence of:                                )
                                                   )
                                                   )

Secretary/Director                                     Director


Name of Secretary/Director (print)                     Name of Director (print)



EXECUTED BY Eltrax International Inc               )
 in the presence of:                               )
                                                   )
                                                   )

President                                              Chief Executive Officer


Name of President(print)                               Name of Chief Executive
                                                       Officer (print)



EXECUTED BY Verso Technologies Inc                 )
in the presence of:                                )
                                                   )
                                                   )

President                                              Chief Executive Officer


Name of President(print)                               Name of Chief Executive
                                                       Officer (print)